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                                                                      Exhibit 21


                     SUBSIDIARIES OF THE MEAD CORPORATION*



                                                   State or Jurisdiction
Name                                                 of Incorporation
----                                               ---------------------

AT-A-GLANCE, INC.                                         New York
Escanaba Paper Company                                    Michigan
Forest Kraft Company                                      Delaware
MB Pulp Company                                           Delaware
MCB Woodlands and Services, Inc.                          Alabama
Mead Coated Board, Inc.                                   Delaware
Mead Export, Inc.                                         Bridgetown, Barbados
Mead Foreign Holdings, Inc.                               Ohio
Mead International Ireland                                Dublin, Ireland
Mead Oxford Corporation                                   Delaware
Mead Packaging International, Inc.                        Ohio
Mead Panelboard, Inc.                                     Ohio




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*        The names of additional subsidiaries have been omitted because the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary. Subsidiaries which are consolidated into the above-listed subsidiaries are also omitted.